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                            STOCK PURCHASE AGREEMENT


                                      AMONG


                               PIVOTAL CORPORATION


                                       AND


                        INDUSTRIAL & FINANCIAL SYSTEMS AB


                                       AND


                       ELI BARAK, ALON HOD AND TONY TOPAZ


                         CONCERNING ALL OF THE SHARES OF

                                  EXACTIUM LTD.

                                 APRIL 11, 2000
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                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (this "Agreement") is made and entered into on as of April 11, 2000, by and among Pivotal Corporation, a British Columbia corporation (the "Buyer"), Industrial & Financial Systems AB, a Swedish corporation ("IFS"), Eli Barak, Alon Hod and Tony Topaz (collectively with IFS, the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties".

                                    RECITALS

      A. The Sellers together own over 95 percent of the outstanding capital stock of Exactium Ltd., an Israeli company with registration number 51-158997-0 (the "Target"), which in turn owns all of the outstanding capital stock of Exactium, Inc., a Delaware corporation.

      B. This Agreement contemplates a transaction in which the Buyer will purchase from the Shareholders (as defined below)all of the outstanding capital stock of the Target.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

      1. Definitions.

      "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

      "Aggregate Option Value" means the Closing Value of each underlying share of Buyer Stock subject to the Buyer Options to be issued at the Closing further to Section 7(a)(xvi) below minus the exercise price related thereto.

      "Applicable Law" means any and all U.S. and in the case of the Sellers and the Target and the Subsidiary, any Israeli and Swedish, and in the case of the Buyer, any Canadian, law, principle of common law, regulation, rule, code, statute, treaty, ordinance, similar provisions having the force or effect of law thereunder, and judicial and administrative orders, injunctions, judgments, decrees, rulings and determinations, of any federal, state, provincial, local or municipal government or sub-division of any such country.

      "Buyer Options" means options to purchase Buyer Stock.


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      "Buyer Stock" means the common shares, without par value, of the Buyer.

      "Chief Scientist" means the Office of the Chief Scientist of Israel.

      "Closing" has the meaning set forth in Section 2(f) below.

      "Closing Cash" has the meaning set forth in Section 2(b) below.

      "Closing Date" has the meaning set forth in Section 2(f) below.

      "Closing Stock" has the meaning set forth in Section 2(b) below.

      "Closing Value" has the meaning set forth in Section 2(b) below.

      "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential Information" means any information concerning the businesses and affairs of the Target and the Subsidiary that is not already generally available to the public.

      "Disclosure Schedule" has the meaning set forth in Section 4 below.

      "Employee Benefit Plan" means any plan, fund or program (whether written or not) which is maintained or contributed to by Target, a Subsidiary, or an ERISA Affiliate for the benefit of current or former US employees, including, but not limited to, any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan, or (e) material fringe benefit or other retirement, bonus, or incentive plan or program.

      "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

      "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

      "Environmental, Health, and Safety Requirements" shall mean all Applicable Laws concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic


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chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation (collectively, "Hazardous Materials").

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code Section 414.

      "eSelling 2000" means the Intellectual Property described on Schedule 2 hereto.

      "Escrow Agent" means the Person named as escrow agent under the Escrow Agreement.

      "Escrow Agreement" means an agreement in the form attached hereto as Exhibit A.

      "Escrowed Shares" has the meaning set forth in Section 2(e).

      "Financial Statement" has the meaning set forth in Section 4(g) below.

      "Foreign Plan" means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by Target or an ERISA Affiliate for the benefit of present or former employees working outside of the United States or with respect to which Target or an ERISA Affiliate otherwise has current or potential liability for such current or former employees. Foreign Plan may include plans that also benefit United States employees and include any arrangement intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers compensation, life insurance, death, disability, legal services, severance, sickness, or accident benefits; (ii) pension, profit sharing, retirement, supplemental retirement or deferred compensation benefits; (iii) bonus, incentive compensation, stock option, stock appreciation rights, phantom stock or stock purchase benefits, change in control benefits; or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits.

      "GAAP" means Israeli generally accepted accounting principles as in effect from time to time.

      "IFS Funding Amount" has the meaning set forth in Section 5(d) below.

      "Indemnified Party" has the meaning set forth in Section 8(d) below.

      "Indemnifying Party" has the meaning set forth in Section 8(d) below.

      "Indemnity Share" means as to each of the Sellers a proportion equal to the ratio of: their Proportionate Share to the aggregate of all of the Sellers' Proportionate Shares.


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      "Intellectual Property" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and Confidential Information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all software (including data and related documentation), (g) all other proprietary information and rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

      "Key Employees" means Eli Barak, Alon Hod, Tony Topaz and Noam Small.

      "Knowledge" means actual knowledge after diligent investigation or knowledge a prudent person could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation of such matter. When used in relation of IFS, "Knowledge" means actual knowledge after diligent investigation of Michael Dunham and Michael Hallen or knowledge that Mr. Dunham or Mr. Hallen could be expected to have discovered or otherwise become aware of in the course of conducting a reasonably comprehensive investigation of such matter.

      "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

      "Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

      "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

      "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

      "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

      "Net Indebtedness" means the amount, as of the Closing Date, of Shareholder Indebtedness minus the amount of any trade payable and other amounts owed by IFS or any of its Affiliates (other than the Target and the Subsidiary) to the Target and the Subsidiary.

      "Option Plan" means the Target's 1999 Stock Option Plan.


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      "Ordinary Course of Business" means the ordinary course of normal day-to-day business consistent with past custom and practice (including with respect to quantity and frequency).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or association , or a governmental entity (or any department, agency, or political subdivision thereof).

      "Proportionate Share" means as to each of the Shareholders a proportion equal to their percentage ownership interests in the Target based on their respective holdings of Target Shares as set forth in Section 4(b) of the Disclosure Schedule.

      "Purchase Price" has the meaning set forth in Section 2(b) below.

      "Purchase Price Balance" means the Purchase Price minus the Closing Cash.

      "Reportable Event" has the meaning set forth in ERISA Section 4043.

      "Saratoga" means Saratoga Systems Inc.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than in the case of the Target and the Subsidiary (but expressly not in the case of Target Shares and Section 3(a)(vi) hereof) (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Shareholder Indebtedness" means US$6,030,457.60 as at March 31, 2000 owed by the Subsidiary to IFS for borrowed money as evidenced by a Promissory Note dated March 31, 2000 plus US$150,000 to be advanced on April 12, 2000 further to
Section 5(d) below.

      "Shareholders" means the Sellers and all of the other shareholders of the Target on the Closing Date.

      "Stay Bonus" means obligations owed to certain employees by the Subsidiary, which for purposes of this Agreement shall be deemed to be US$100,000.

      "Subsidiary" means Exactium, Inc., a Delaware corporation.


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      "Target Options" means options to purchase Target Shares granted under the terms of the Option Plan.

      "Target Share" means any share of the Ordinary Shares, Preferred A Shares, Preferred B. Shares or Preferred C Shares of the Target, each with a nominal value of NIS 0.01 per share.

      "Tax" means any income, gross receipts, license, payroll employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, arising under Applicable Law or any other law.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Third Party Claim" has the meaning set forth in Section 8(d) below.

      2. Purchase and Sale of Target Shares.

      (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his, hers or its Target Shares for the consideration specified below in this Section 2.

      (b) Purchase Price. The purchase price (the "Purchase Price") is US$48,000,000 minus:

            (i)   the Net Indebtedness;

            (ii)  the Aggregate Option Value; and

            (iii) the Stay Bonus.

        Subject to the balance of this Article 2, the Buyer shall pay the Purchase Price to the Sellers at the Closing by delivery of:

            (i) cash payable by wire transfer or delivery of other immediately available funds in the amount of US$11,300,000 minus the Net Indebtedness, and the Stay Bonus (the "Closing Cash"); and

            (ii) Buyer Stock with a value equal to the Purchase Price Balance (the "Closing Stock").


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
      The number of shares of Buyer Stock equivalent to the Purchase Price Balance shall be determined by dividing the Purchase Price Balance by the weighted average of the closing prices per share of Buyer Stock as reported by the Nasdaq National Market for the twenty (20) consecutive trading day period ending on the business day prior to the Closing Date; provided that, if such weighted average price per share as so calculated, is greater than US$50 per share, such price shall be deemed to be US$50 per share, and if such weighted average price per share, as so calculated, is less than US$30 per share, such price shall be deemed to be US$30 per share (the weighted average price per share as determined pursuant to this sentence being referred to herein as the "Closing Value"). The Buyer shall not be required to issue fractional shares of Buyer Stock, including as shares of Buyer Stock are released to the Sellers under the Escrow Agreement, and any resulting fractional shares shall be ignored.

      (c) Allocations of Closing Cash. The Closing Cash shall be paid at the Closing and allocated among the Shareholders according to their Proportionate Shares.

      (d) Allocations of Closing Stock. The Closing Stock shall be delivered to and allocated among the Shareholders as follows:

            (i) first, Closing Stock having a Closing Value equal to US$8,500,000 of the Purchase Price shall be delivered into escrow by the Sellers further to Section 2(e) below;

            (ii) second, Closing Stock shall be delivered at the Closing to the Shareholders who are not Sellers according to their Proportionate Shares; and

            (iii) then the balance shall be delivered to the Sellers according to their respective Indemnity Shares.

      (e) Escrowed Shares. Shares of Buyer Stock with a Closing Value of US $8,500,000 shall be held in escrow (the "Escrowed Shares") and under the terms of the Escrow Agreement hereto until one year after the Closing Date (or if an indemnity claim by the Buyer remains unsatisfied on such one year anniversary date, then until such claim is satisfied). All Escrowed Shares shall be valued at the Closing Value for purposes of determining the extent to which an indemnity obligation is satisfied, irrespective of the market price of the Escrowed Shares at the time of the indemnity payment. To the extent there are Escrowed Shares available, and so long as the Sellers have not exercised the right to pay an indemnity claim in cash further to the Escrow Agreement, they shall be released back to the Buyer in satisfaction (or partial satisfaction) of any indemnity payment under Article 8 below, as more particularly set forth in and subject to the Escrow Agreement and drawn from the Escrowed Shares in proportion to each Seller's Indemnity Share.

      (f) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dorsey & Whitney LLP in Seattle, Washington, commencing at 9:00 a.m. local time on the fifth business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated


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hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than June 30, 2000.

      (g) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the IFS the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) the Sellers will deliver to the Buyer stock certificates representing all of the Shareholders' Target Shares, endorsed in blank or accompanied by duly executed assignment documents with signatures guaranteed by a commercial bank or verified by a lawyer or notary public, and releases of any option, warrant, purchase right, or other contract or commitment concerning the Target and any capital stock of the Target (other than under the Option Plan), and the transfer of the Target Shares and the name of the Buyer shall be entered into the Target's Share Registry, and (iv) the Buyer will deliver to each of the Shareholders the consideration specified in Section 2(b) above.

      (h) Press Releases and Public Announcements. The Sellers shall agree not to issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer; provided, however, that IFS may make any public disclosure that is required by Applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case IFS will consult with the Buyer prior to making the disclosure). In addition, the Sellers agree to allow the Buyer to dictate the market positioning, whether verbal or written, of all public announcements related to this transaction.

      3. Representations and Warranties Concerning the Transaction.

      (a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer that the statements contained in this
Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself, herself or itself.

            (i) Organization of Certain Sellers. IFS is a corporation duly organized, validly existing, and in good standing under the laws of Sweden.

            (ii) Authorization of Transaction. The Seller has full power and authority (including, as to IFS, full corporate power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.


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            (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, as to IFS, any provision of its constitutional documents or
      (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

            (iv) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

            (v) Target Shares. The Seller holds of record and owns beneficially the number of Target Shares set forth next to his, her or its name in
      Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, spousal or community property rights options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target, (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

            (vi) Options. The number of Target Shares set forth next to his, her or its name in Section 4(b) of the Disclosure Schedule includes all of the Seller's options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock.

      (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

            (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia.

            (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally


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      binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Articles of Association or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

            (iv) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

            (v) Investment. The Buyer is not acquiring the Target Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or the equivalent thereof under any Applicable Law.

            (vi) SEC Filings. The Buyer has delivered or made available to the Sellers (i) the Buyer's prospectus dated August 4, 1999; (ii) and the Buyer's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999 and December 31, 1999 and (iii) Current Report on Form 8-K filed on January 25, 2000 (collectively referred to therein as the "Securities Act and Exchange Act Filings"). None of the Securities Act and Exchange Act Filings, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed to the Sellers in writing, in materials filed by the Buyer pursuant to the Securities Act or the Exchange Act, or set forth in press releases that have been made public by the Buyer (including, but not limited to, those from time to time posted at or available through Nasdaq's website at http://www.nasdaq.com), there has been no material adverse change in the financial condition of the Buyer since January 1, 2000.

            (vii) Buyer Stock. All of the Buyer Stock issued to the Sellers at the Closing and the Escrowed Shares shall have been duly authorized, validly issued, fully paid, and nonassessable.

      4. Representations and Warranties Concerning the Target and the Subsidiary. The Sellers severally represent and warrant to the Buyer that the statements contained in this Section 4 are


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correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule attached hereto as Schedule 1 (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

      (a) Organization, Qualification, and Corporate Power. Each of the Target and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and the Subsidiary is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target and the Subsidiary. Each of the Target and the Subsidiary has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.
Section 4(a) of the Disclosure Schedule lists the directors and officers of each of the Target and the Subsidiary. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of each of the Target and the Subsidiary (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Target and the Subsidiary are correct and complete. None of the Target and the Subsidiary is in default under or in violation of any provision of its charter or bylaws.

      (b) Capitalization. The entire authorized capital stock of the Target consists of 4,240,000 Target Shares comprised of 2,519,491 Ordinary Shares with a nominal value of NIS 0.01 per share, 1,000,000 Preferred A shares, 58,000 Preferred B Shares, and 662,509 Preferred C Shares, of which there are outstanding 642,398 Ordinary Shares, 384,581 Preferred A Shares, 58,000 Preferred B Shares, and 592,680 Preferred C Shares. On the Closing Date, all of the Preferred A, B and C Shares will be legally and validly converted into Ordinary Shares and all of the issued and outstanding Target Shares will be comprised of 1,677,659 Ordinary Shares, and -0- Target Shares will be held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and were issued in compliance with all applicable securities laws, and are held of record by the respective Sellers as set forth in Section 4(b) of the Disclosure Schedule. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Target Shares are as set forth in the articles of incorporation of the Target and such preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with Applicable Law. None of the outstanding Target Shares has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. Apart from the options outstanding under the Option Plan, all of which are included on Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. The Option Plan permits an automatic


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
vesting acceleration of all options granted thereunder upon the Closing. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies (except in relation to the Option Plan), or other agreements or understandings with respect to the voting of the capital stock of the Target.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and the Subsidiary is subject or any provision of the charter or bylaws of any of the Target and the Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Target and the Subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target and the Subsidiary or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Except in relation to the Chief Scientist, none of the Target and the Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target and the Subsidiary or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

      (d) Brokers' Fees. None of the Target and the Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (e) Title to Assets. The Target and the Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

      (f) Subsidiaries. The Subsidiary is the only Person with respect to which the Target (or a subsidiary of the Target) owns a majority of the common shares or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors. Section 4(f) of the Disclosure Schedule sets forth for the Subsidiary (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock,
(iii) the
number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and are validly issued, fully paid, and nonassessable. Target holds of record and owns beneficially all of the outstanding shares of the Subsidiary, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to sell, transfer, or otherwise dispose of any capital stock of the Subsidiary or that could require the Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Subsidiary. None of the Target and the Subsidiary controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association with respect to which they do not own a majority of the common shares or have the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      (g) Financial Statements. Attached hereto as Schedule 3 are the following financial statements (collectively, together with the financial statements to be delivered further to Section 7(a)(xix) below, the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1997, December 31, 1998, and unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (without notes) as of and for the fiscal year ended December 31, 1999, (the "Most Recent Fiscal Year End") for the Target and the Subsidiary; and (ii) unaudited consolidated balance sheets and statements of income (the "Most Recent Financial Statements") as of and for the three months ended March 31, 2000 (the "Most Recent Fiscal Month End") for the Target and the Subsidiary. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP (and the Most Recent Financial Statements has been prepared in accordance with U.S. generally accepted accounting principles) applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target and the Subsidiary as of such dates and the results of operations of the Target and the Subsidiary for such periods, and correct and complete except for any amounts not disclosed therein but which are disclosed in
Section 4(i) of the Disclosure Schedule, and are consistent with the books and records of the Target and the Subsidiary (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

      (h) Events Subsequent to Most Recent Fiscal Year End. Except as set forth in the respective paragraphs of Section 4(h) of the Disclosure Schedule (corresponding with the following paragraphs) since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target and the Subsidiary taken as a whole. Without limiting the generality of the foregoing, since that date:

            (i) neither of the Target and the Subsidiary has sold, leased, transferred, or assigned any of its assets, tangible or intangible, outside the Ordinary Course of Business;

            (ii) neither of the Target and the Subsidiary has entered into any agreement, contract, lease, or license outside the Ordinary Course of Business;

            (iii) no party (including either of the Target and the Subsidiary) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of the Target and the Subsidiary is a party or by which any of them is bound;

            (iv) neither of the Target and the Subsidiary has granted or imposed any, and there are no, Security Interest on any of its assets, tangible or intangible;

            (v) neither of the Target and the Subsidiary has made any capital expenditures outside the Ordinary Course of Business;

            (vi) neither of the Target and the Subsidiary has made any capital investment in, or any loan to, any other Person, other than the extension of trade credit in the Ordinary Course of Business;

            (vii) the Target and the Subsidiary have not created, incurred, assumed, or guaranteed more than $25,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

            (viii) neither of the Target and the Subsidiary has granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

            (ix) there has been no change made or authorized in the constitutional documents of either of the Target and the Subsidiary;

            (x) neither of the Target and the Subsidiary has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock except under the Option Plan (all of which are set forth in Section 4(b) of the Disclosure Schedule);

            (xi) neither of the Target and the Subsidiary has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            (xii) neither of the Target and the Subsidiary has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property or assets;

            (xiii) neither of the Target and the Subsidiary has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

            (xiv) neither of the Target and the Subsidiary has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

            (xv) neither of the Target and the Subsidiary has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

            (xvi) neither of the Target and the Subsidiary has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

            (xvii) neither of the Target and the Subsidiary has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

            (xviii) neither of the Target and the Subsidiary has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

            (xix) neither of the Target and the Subsidiary has committed to any of the foregoing; and

            (xx) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Target and the Subsidiary.

      (i) Undisclosed Liabilities. Except as set forth in Section 4(i) of the Disclosure Schedule, none of the Target and the Subsidiary has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes or breach of any Environmental, Health and Safety Requirements), except for (i) liabilities set forth or reflected on the face of the Most Recent Balance Sheet and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, material breach of warranty, tort, infringements, or violation of Applicable Law).

      (j) Legal Compliance. Each of the Target and the Subsidiary, and their respective predecessors and Affiliates, has complied with all Applicable Law and other laws applicable to them, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target and the Subsidiary.

      (k) Tax Matters.

            (i) Each of the Target and the Subsidiary has filed all Tax Returns that it was required to file, except that, further to timely, and properly and validly filed extensions, neither of the Target and Subsidiary has filed its Tax Return for 1999. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Target and the Subsidiary (whether or not shown on any Tax Return) have been paid. Except as aforesaid, none of the Target and the Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Target and the Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Target and the Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

            (ii) Each of the Target and the Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to, or transactions or contracts with, each other or any Affiliate, employee, independent contractor, creditor, stockholder, customer or other third party.

            (iii) There is no dispute or claim concerning any Tax Liability of any of the Target and the Subsidiary either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Target and the Subsidiary has Knowledge based upon personal contact with any agent of such authority. Section 4(k) of the Disclosure Schedule lists all income Tax Returns of or for any country or jurisdiction (federal, state or local) filed with respect to any of the Target and the Subsidiary for taxable periods ended on or after December 31, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns (except for the 1999 tax year), examination reports, and statements of deficiencies assessed against or agreed to by any of the Target and the Subsidiary since January 1, 1998.

            (iv) None of the Target and the Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (v) None of the Target and the Subsidiary has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Target and the Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Target and the Subsidiary has been a United States real property holding corporation within the meaning of Code
      Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). To the Knowledge of the Sellers and the directors and officers of the Target and the Subsidiary, neither the Target nor the Subsidiary has failed to disclose on its federal income Tax Returns a position which, if not disclosed, could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of the Target and the Subsidiary is a party to any Tax allocation or sharing agreement. None of the Target and the Subsidiary (A) has been a member of an affiliated group within the meaning of Code
      Section 504(a) or any similar group defined under a similar provision of Applicable Law filing a consolidated federal income Tax Return (other than a group the common parent of which was the Target) or (B) has any Liability for the Taxes of any Person (other than any of the Target and the Subsidiary) under Reg. Section 1.1502-6 (or any similar provision of Applicable Law), as a transferee or successor, by contract, or otherwise.

            (vi) The unpaid Taxes of the Target and the Subsidiary (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and the Subsidiary in filing their Tax Returns.

      (l) Real Property. None of the Target and the Subsidiary, nor their respective predecessors and Affiliates, owns or has owned any real property.
Section 4(l) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Target and the Subsidiary. True, correct and complete copies of the lease, and all amendments thereto, listed in
Section 4(l) of the Disclosure Schedule (as amended to date), attached to this Agreement as Schedule 4. With respect to the lease listed in Section 4(l) of the Disclosure Schedule (but as to any of the following as they relate to any party other than the Target or the Subsidiary, only to the knowledge of Sellers and the directors and officers of the Target and the Subsidiary):

            (i) the lease is legal, valid, binding, enforceable, and in full force and effect;

            (ii) the lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby and any and all necessary consents to the transactions contemplated in this Agreement have been, or by the Closing shall have been obtained;

            (iii) no party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

            (iv) no party to the lease has repudiated any provision thereof;

            (v) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease;

            (vi) neither of the Target and the Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold; and

            (vii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

      (m) Intellectual Property.

            (i) The Target and the Subsidiary own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Target and the Subsidiary as presently conducted. Each item of Intellectual Property owned or used by any of the Target and the Subsidiary immediately prior to the Closing hereunder will be owned or available for use by the Target or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Target and the Subsidiary has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses. The Target owns ESS 7.x and eSelling 2000 and the only Persons (including current or prior customers of the Target and the Subsidiary), other than the Target and the Subsidiary, with any rights concerning such Intellectual Property are identified on Section 4(m)(i) of the Disclosure Schedule. The description of eSelling 2000 set forth in Schedule 2, including the functional specifications thereof, is true, accurate and complete in all material respects.

            (ii) None of the Target and the Subsidiary has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any patented rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target and the Subsidiary (A) has any Knowledge that the Target and the Subsidiary has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, or that the Intellectual Property owned by the Target and the Subsidiary will so interfere, infringe, misappropriate or conflict, or (B) has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Target and the Subsidiary must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters of the Target and the Subsidiary, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Target and the Subsidiary.

            (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent or trademark registration which has been issued to any of the Target and the Subsidiary with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Target and the Subsidiary has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Target and the Subsidiary has granted (other than in the Ordinary Course of Business) to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Target and the Subsidiary in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure Schedule:

            (A) the Target and the Subsidiary possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

            (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

            (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target and the Subsidiary, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

            (D) none of the Target and the Subsidiary has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

            (iv) There are no items of Intellectual Property that any third party owns and that any of the Target and the Subsidiary uses pursuant to license, sublicense, agreement, or permission.

            (v) None of the Target and the Subsidiary will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of their continued Ordinary Course of Business.

            (vi) All employees of the Target and the Subsidiary who have contributed to or anticipated in the conception and/or development of all or any part of the Target's or its Subsidiary's Intellectual Property (which is not licensed from a third party) either (i) have been party to a "work-for-hire" arrangement or agreement with the Target or its Subsidiary, in accordance with Applicable Law, that has accorded the Target or its Subsidiary full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Target or its Subsidiary as assignee that have conveyed full, effective and exclusive ownership of all tangible and intangible property thereby arising.

      (n) Tangible Assets. The buildings, machinery, equipment, leasehold improvements and other tangible assets that the Target and the Subsidiary own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear) and are recorded on the Most Recent Balance Sheet in accordance with GAAP (that is, at historic costs).

      (o) No Illegal or Improper Transactions. Neither the Target nor the Subsidiary, any Seller nor any of the directors, officers or employees of the Target or the Subsidiary has, directly or indirectly, used funds or other assets of the Target or the Subsidiary, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Company. For purposes of the foregoing, "illegal" includes payments that would be illegal under the U.S. Foreign Corrupt Practices Act were they made or to be made by a Person subject to that Act.

      (p) Contracts. Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which either of the Target and the Subsidiary is a party:

            (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

            (ii) except for customer contracts in the Ordinary Course of Business, any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to either of the Target and the Subsidiary, or involve consideration in excess of $25,000;

            (iii) any agreement concerning a partnership or joint venture;

            (iv) other than the Shareholder Indebtedness and the IFS Funding Amount, any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

            (v) any agreement concerning confidentiality or noncompetition (other than agreements in the Ordinary Course of Business);

            (vi) any agreement with any of the Sellers and their Affiliates (other than the Target and the Subsidiary);

            (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, "golden parachute" or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

            (viii) any collective bargaining agreement;

            (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

            (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

            (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target and the Subsidiary;

            (xii) any agreement with independent sales representatives or sales agents;

            (xiii) any licensing or other material agreement, understanding or letter of intent with customers or prospects (other than in the Ordinary Course of Business);

            (xiv) any agreement giving the Target or the Subsidiary any rights to Intellectual Property, including OEM agreements; and

            (xv) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

A true, correct and complete copy of each agreement listed in Section 4(p) of the Disclosure Schedule (as amended to date) has been delivered, or will be delivered as soon as practicable after the date of this Agreement, to the Buyer. With respect to each such agreement (but as to any of the following as they relate to any party other than the Target or the Subsidiary, only to the Knowledge of the Sellers and the directors and officers of the Target and the Subsidiary): (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transaction contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

      (q) Notes, Accounts Receivable and Prepayments. All notes in favor and accounts receivable of the Target and the Subsidiary are reflected properly on their books and records, are valid and bona fide arm's length receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Target and the Subsidiary, except that no such representation is made as to whether and if such accounts receivable arising in relation to any project involving Saratoga will be collected or when. The Target has not billed and will not bill, and the Target has not received any payments (in the form of retainers or otherwise) from, any of its customers or potential customers for services to be rendered or for expenses to be incurred subsequent to the Closing Date. To the extent that accounts receivable include pre-billed amounts, the corresponding liabilities have been accrued to the extent actual invoices representing such liabilities have not been recorded on the Company's books.

      (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Target and the Subsidiary.

      (s) Insurance. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of the Target and the Subsidiary is a party, a named insured, or otherwise the beneficiary of coverage:

            (i) the name of the insurer, the name of the policyholder, and the name of each covered insured;

            (ii) the policy number and the period of coverage;

            (iii) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

            (iv) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all respects; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of the Target and the Subsidiary nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Section 4(s) of the Disclosure Schedule describes any material self-insurance arrangements affecting any of the Target and the Subsidiary.

      (t) Litigation. None of the Target and the Subsidiary (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers and the directors and officers of the Target and the Subsidiary, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any country or jurisdiction (federal, state or local) or before any arbitrator.

      (u) Product and Service Warranties. Each of the products, property and items manufactured, sold, licensed, or delivered, or services rendered, provided or delivered, by any of the Target and the Subsidiary have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Target and the Subsidiary has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Target and the Subsidiary. No product, property or item manufactured, sold, licensed, leased, or delivered, or service rendered, provided or delivered, by the Target and the Subsidiary is subject to any guaranty, warranty, service life, repair or support contract, upgrade undertaking or other indemnity beyond the Target's or the Subsidiary' applicable standard terms and conditions concerning such types of sale, lease, license or service. Section 4(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale, license or service for each of the Target and the Subsidiary (containing applicable guaranty, warranty, support, and indemnity provisions).

      (v) Product Liability. None of the Target and the Subsidiary has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Target and the Subsidiary.

      (w) Employees. To the Knowledge of any of the Sellers and the directors and officers of the Target and the Subsidiary, no executive, key employee or significant group of employees plans to terminate employment with any of the Target and the Subsidiary during the next 12 months. None of the Target and the Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of the Target and the Subsidiary has committed any unfair labor practice. None of the Sellers and the directors and officers of the Target and the Subsidiary has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Target and the Subsidiary. Section 4(w) of the Disclosure Schedule contains a true, complete and correct list setting forth (i) the names, job descriptions/titles, current compensation rate and any promised increased thereof (including, but not limited to, salary, commission and bonus compensation), date of hire, vacation accrual rate and accrued vacation time of all employees of the Target and the Subsidiary, and (ii) the names and total annual compensation for all independent contractors who render services on a regular basis to the Target and the Subsidiary whose current annual compensation is or is expected to be in excess of $20,000. The Target and the Subsidiary have not made any prepayments of salaries, bonuses or any other amounts due to any of its employees, except advances against sales commission s made in the Ordinary Course of Business. Target and the Subsidiary has a written policy prohibiting unlawful employment discrimination and harassment. This policy includes a reasonable complaint procedure and is distributed to all employees.

      (x) Employee Benefits.

            (i) Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan.

                  (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws. Each Employee Benefit Plan that is intended to qualify under Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service ruling that the plan does so qualify, and nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any such plan. All Employee Benefit Plans have been administered in accordance with their terms.

                  (B) All required reports and descriptions (including Form 5500
            Annual Reports, summary annual reports, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan.

                  (C) With respect to each Employee Benefit Plan that is an
            Employee Welfare Benefit Plan to which COBRA applies, the requirements of COBRA have been met in all material respects.

                  (D) No such Employee Benefit Plan (which for purposes of this sentence includes any such plan maintained, sponsored, adopted, contributed to or obligated to by Target or an ERISA Affiliate within the last six years) is subject to Title IV of ERISA or
            Section 412 of the Code, or is a Multiemployer Plan.

                  (E) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target and the Subsidiary.

                  (F) All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                  (G) The Sellers have made available to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements relating to each such Employee Benefit Plan.

                  (H) There have been no "Prohibited Transactions" (as that term is defined in ERISA Section 406 and Code Section 4975) with respect to any such Employee Benefit Plan. Neither Target nor any Subsidiary has any liability as a result of a material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers and the directors and officers of the Target and the Subsidiary, threatened.

            (iv) No facts or circumstances exist, no actions have been taken or omitted to be taken, nothing has occurred, and nothing will occur as a result of the execution of this

      Agreement or the consummation of the transactions contemplated herein, such that Target or any Subsidiary could be, or is, subject (directly or indirectly, such as through an indemnification, guarantee or similar agreement or obligation) to any liability for any claims, judgments, damages, penalties, taxes (including excise taxes), assessments or similar items (including, without limitation, any claim by a plan, or by the Pension Benefit Guaranty Corporation, under Section 412 of the Code or under Title IV of ERISA, or by any other governmental authority) with respect to (i) any plan currently or formerly maintained by Target or any Subsidiary or (ii) any plan to which Target or any Subsidiary has contributed or has been obligated to contribute (other than liability for benefit payments incurred in the normal operations of any such plan for periods preceding and through the Closing Date).

            (v) None of the Target and the Subsidiary maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

            (vi) Section 4(x) of the Disclosure Schedule sets forth all Foreign Plans by name and provides a brief description for each plan. None of the benefits under a Foreign Plan have been materially augmented nor will the Target and the Subsidiary make any commitments to augment materially any such benefits. Except as described in Section 4(x) of the Disclosure Schedule, no condition, agreement or plan provision limits the right of Target or the Subsidiary to amend, cut back or terminate any Foreign Plan, nor will the transaction contemplated by this Agreement limit the right of the Target or the Subsidiary or the Parent to amend, cut back or terminate any Foreign Plan. Either as a matter of law or to obtain the intended tax treatment and tax benefits, the Foreign Plans have at all times complied with and been duly administered in accordance with all applicable laws and regulations and requirements having force of law and in accordance with their terms. There are not in respect of any Foreign Plan or the benefits thereunder any actions, suits or claims pending or threatened other than routine claims for benefits. Neither the Target or the Subsidiary have received any notice or directive that it has not complied with all material provisions of the Foreign Plans applicable to it and has no knowledge of any reason why the tax exempt (or favored) status, if any of the Foreign Plans might be withdrawn.

            (vii) Except as disclosed in Section 4(x) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Target or any Subsidiary under any Employee Benefit Plan or otherwise,
      (ii) increase any benefits otherwise payable under any Employee Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit. No payment (or acceleration of benefits) required to be made to any employee as a result of the transactions contemplated by this Agreement, under any Employee Benefit Plan or otherwise, will, if made, constitute a payment that would not be deductible under Section 280G of the Code.

            (viii) No person who currently performs or previously performed services for the Target or the Subsidiary and who has not been treated as a common law employee by Target or any Subsidiary is eligible for or otherwise entitled to any benefit under any Employee Benefit Plan.

            (ix) The deficiency in funding the Target's manager's insurance plan in Israel is reflected in the Most Recent Financial Statements.

      (y) Guaranties. Neither of the Target and the Subsidiary is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

      (z) Environment, Health, and Safety Matters.

            (i) Each of the Target, the Subsidiary, and their respective predecessors and Affiliates has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

            (ii) Without limiting the generality of the foregoing, each of the Target, the Subsidiary, and their respective Affiliates, has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

            (iii) None of the Target, the Subsidiary, or their respective Affiliates has received any written notice, report or other written information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

            (iv) The Target, the Subsidiary and their respective Affiliates, have not, and have no knowledge of any other Person who has caused any release, threatened release, or disposal of any Hazardous Material on, in, at, under, or from any real property or leased property associated with the business and none of such property is adversely affected by any release, threatened release, or disposal of a Hazardous Material. Neither the Target, the Subsidiary or their respective Affiliates have transported or arranged for the transportation for storage, treatment or disposal of any Hazardous Materials to any location, nor is the Target, the Subsidiary or their respective Affiliates liable for any response or corrective action, natural resource damage or other harm pursuant to Environmental, Health and Safety Requirements and there are no conditions or circumstances at any lease property associated with the business which poses a risk to the environment or to the health or safety of Persons.

      (aa) Customers. Section 4(aa) of the Disclosure Schedule is a complete list by dollar volume of billings (within the fiscal year ended December 31, 1999) of the Target's and the Subsidiary' top ten customers. None of such customers has canceled or otherwise terminated or, to the knowledge of the Sellers and the directors and officers of the Target and the Subsidiary threatened to cancel or otherwise terminate, its relationship with the Target and the Subsidiary or materially reduced or threatened to materially reduce, its business with the Target and the Subsidiary. To the Knowledge of any of the Sellers and the directors and officers of the Target and the Subsidiary, with the exception of Saratoga and projects involving Saratoga, no customer intends to cancel or otherwise modify its relationship with the Target and the Subsidiary on account of the transactions contemplated hereby or otherwise, and none of the Sellers and the directors and officers of the Target and the Subsidiary has any reason to so believe. All customers of the Target and the Subsidiary are subject to licensing agreements with the Target or the Subsidiary substantially in the form of Target's Standard Software Licensing and Support Agreement, a copy of which is attached hereto as Section 4(u) of the Disclosure Schedule. The Target and its Subsidiary are not subject to any undertaking or obligation to support ESS 7.x or any earlier product of theirs beyond June 30, 2001, and they are not subject to any undertaking or obligation to upgrade any such products and, in particular, eSelling 2000 will not constitute or be deemed to be an upgrade or new version of ESS 7.x under any contract or agreement with any of their customers.

      (bb) Interest in Customers, etc. None of the Target and the Subsidiary, any Seller nor any of their respective Affiliates has any direct or indirect interest in any competitor, supplier or customer of the Target and the Subsidiary or in any other person with whom the Target and the Subsidiary have any business relationship.

      (cc) Certain Business Relationships With the Target and the Subsidiary. Except for IFS, none of the Sellers and their Affiliates has been involved in any material business arrangement or relationship with either of the Target and the Subsidiary within the past 12 months, and none of the Sellers and their Affiliates owns any material asset, tangible or intangible, which is used in the business of either of the Target and the Subsidiary.

      (dd) Year 2000. The Target and the Subsidiary have not experienced any material problems or difficulties with their computer systems or their Intellectual Property relating to or resulting from the "Year 2000" concern and none of their customers have notified the Target or the Subsidiary that they have experienced any such problems with any items or services provided to them by the Target or the Subsidiary.

      (ee) Bank Accounts. Section 4(ee) of the Disclosure Schedule lists all of the Target's and its Subsidiary's bank accounts, including bank and address, bank routing number, account number, and individuals with signature authority.

      (ff) State of Residency. All of the U.S. citizen or resident Shareholders are residents of the State of Georgia.

      (gg) Disclosure. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact.

      5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      (a) General. Each of the Parties will use his, her or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

      (b) Notices and Consents. The Sellers will cause each of the Target and the Subsidiary to give any notices to third parties, and will cause each of the Target and the Subsidiary to use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Sellers will cause each of the Target and the Subsidiary to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file (and the Sellers will cause each of the Target and the Subsidiary to file) any notification and report forms and related material that he, she or it may be required to file with the Chief Scientist, will use his, her or its reasonable best efforts to obtain (and the Sellers will cause each of the Target and the Subsidiary to use its reasonable best efforts to obtain) a waiver from the applicable waiting period or approval or consent, as the case may be, and will make (and the Sellers will cause each of the Target and the Subsidiary to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

      (c) Operation of Business. The Sellers will not cause or permit any of the Target and the Subsidiary to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit any of the Target and the Subsidiary to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above. Moreover, the Sellers will cause the Target and the Subsidiary to work closely with the Buyer in anticipation of being fully integrated with the Buyer after the Closing, including projecting to customers and prospective customers a unified image of the Target and the Subsidiary and the Buyer (to the extent legal, practical and reasonable).

      (d) Preservation of Business. The Sellers will use their reasonable best efforts to cause each of the Target and the Subsidiary to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees. IFS will provide US$150,000 of funding to the Subsidiary on April 12, 2000. Thereafter, until the Closing Date, IFS will continue to fund the Subsidiary consistent with their Ordinary Course of Business (the "IFS Funding Amount").

      (e) Full Access. Each of the Sellers will permit, and the Sellers will cause each of the Target and the Subsidiary to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target and the Subsidiary, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Target and the Subsidiary. The Buyer will treat and hold as such any Confidential Information it receives from any of the Sellers, the Target, and the Subsidiary in the course of the reviews contemplated by this Section 5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Sellers, the Target, and the Subsidiary all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

      (f) Notice of Developments. The Sellers will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      (g) Exclusivity. None of the Sellers will (and the Sellers will not cause or permit any of the Target and the Subsidiary to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Target and the Subsidiary (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Target Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal offer, inquiry, or contact with respect to any of the foregoing.

      (h) Trading Prohibition. Each Seller hereby acknowledges that the transactions contemplated hereby and information disclosed and to be disclosed to the Sellers and their representatives may, from time to time, constitute or include material non-public information concerning the Buyer. Each Seller acknowledges that they are aware, and that they have advised and will continue to advise all employees and representatives of the Target and the Subsidiary or such Sellers to whom the existence of this transaction or any such information has been or may be disclosed that (i) the federal securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates and (ii) material non-public information shall not be communicated to any other person except as expressly permitted by this Agreement.

      (i) Buyer Trading. Between the date of this Agreement and the Closing Date, the Buyer will not directly or indirectly purchase any of its shares in the open market.

      (ii) Tax Covenant. Prior to Closing, Sellers and Buyer agree to use their reasonable best effort to restructure the form of the transaction covered by this Agreement as a merger or other reorganization under the Code or other method, provided any such restructuring does not materially impact the organization or tax plans of Buyer (which Buyer shall determine in its sole discretion in good faith) or delay the Closing. All of the Buyer's incremental costs in excess of US$25,000 for legal and accounting services in connection with any such restructuring shall be borne by the individual Sellers.

      6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

      (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target and the Subsidiary.

      (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Target and the Subsidiary, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 8 below).

      (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, licenses, supplier, or other business associate of any of the Target and the Subsidiary from maintaining the same business relationships with the Target and the Subsidiary after the Closing as it maintained with the Target and the Subsidiary prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the Target and the Subsidiary to the Buyer from and after the Closing.

      (d) Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

      (e) Covenant Not to Compete. For a period of three years from and after the Closing Date, none of the Sellers will engage directly or indirectly in any business anywhere in the world that any of the Target and the Subsidiary conducts or has made substantial plans to engage in as of the Closing Date; provided, however, that no owner of less than 5% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If an arbitrator declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the arbitrator shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

      (f) Non-solicitation. For a period of three years from and after the Closing Date as to IFS, or, as to the other Sellers, a period of one year from and after they resign as an employee of the Target, the Subsidiary or the Buyer after the Closing Date, such Seller will not, directly or indirectly, either for itself, himself or herself, or any other Person, (A) induce or attempt to induce any employee of the Target or the Subsidiary or the Buyer to leave the employ of such companies, (B) in any way interfere with the relationship between the Target and the Subsidiary or the Buyer and any employee of such companies, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Target or the Subsidiary or the Buyer, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Target and the Subsidiary or the Buyer to cease doing business with such companies, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Target or the Subsidiary.

      (g) Buyer Stock. Each certificate of Buyer Stock delivered at the Closing will be imprinted with a legend substantially in the following form:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR (D) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT PRIOR TO SUCH SALE THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO IT, AS TO THE AVAILABILITY OF AN EXEMPTION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY," MAY BE OBTAINED FROM AMERICAN STOCK TRANSFER & TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO AMERICAN STOCK TRANSFER & TRUST COMPANY AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

      (h) Full Listing. Within 90 days after the Closing, IFS shall provide the Buyer with a listing of all their customers using products of the Target or the Subsidiary, and represent and warrant such list as true and accurate and that all such customers are party to a licensing agreement effective to protect the rights of the Target and the Subsidiary in their Intellectual Property;

      (i) S-8 Registration. As promptly as is reasonably practicable following the Closing, the Buyer will use its reasonable best efforts to register on Form S-8 all the shares of Buyer Stock underlying the employee-held Target Options, which were converted into Buyer Options.

      7. Conditions to Obligation to Close.

      (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 3(a) and
      Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

            (iii) the Target and the Subsidiary shall have procured all of the material third party consents specified in Section 5(b) above;

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any country or jurisdiction (federal, state or local) or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Target Shares and to control the Target and the Subsidiary, or (D) affect materially and adversely the right of any of the Target and the Subsidiary to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (v) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

            (vi) the Target, and the Subsidiary shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

            (vii) the Key Employees shall have entered into, and delivered to the Buyer, employee offer letters in form and substance as set forth in Exhibit B attached hereto and the same shall be in full force and effect;

            (viii) the Buyer shall have received, from Israeli, Swedish and U.S. counsel to Sellers (or Target and the Subsidiary), opinions in form and substance reasonably acceptable to the Buyer, addressed to the Buyer, and dated as of the Closing Date;

            (ix) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Target and the Subsidiary;

            (x) the Buyer shall have received satisfactory evidence that all existing employment contracts undertakings and employment-related arrangements (including severance agreements) by the Target and the Subsidiary in favor of the Sellers have been cancelled and all existing obligations between the Target and the Subsidiary and such Sellers for borrowed money, advances, and other non-salary, non-wage and non-commission arrangements have been settled and discharged.

            (xi) the Buyer shall have received Target's and all Subsidiaries' minutes books, stock books, stock registries, and bank signature cards;

            (xii) an Escrow Agreement substantially in the form of Exhibit A hereto shall have been validly entered into by all parties thereto;

            (xiii) IFS shall have entered into, and delivered to the Buyer, a release in form and substance as set forth in Exhibit C attached hereto and the same shall be in full force and effect;

            (xiv) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance, and as relevant delivered, to the Buyer;

            (xv) the Buyer shall have received a satisfactory title report concerning all of the real property listed in Section 4(l) of the Disclosure Schedule;

            (xvi) all Target Options held by Persons who are not employees of the Target or the Subsidiary shall have been exercised, Shareholders holding 100 percent of the outstanding Target Shares as at the Closing shall have tendered delivery of their Target Shares, and the holders of all of the outstanding employee-held Target Options shall have elected, in form and substance satisfactory to the Buyer, to have the Buyer substitute Buyer Options for Target Options;

            (xvii) the Buyer shall have received satisfactory evidence that the Preferred A Shares, Preferred B Shares and Preferred C Shares of Target Shares have been converted into Ordinary Shares of Target Shares and that the issued and outstanding Target Shares as at the Closing Date are as set forth in Section 4(b) of the Disclosure Schedule;

            (xviii) all Shareholders shall have entered into and delivered to the Buyer an investment representation letter in the form of Exhibit D hereto;

            (xix) the Buyer shall have received audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ended December 31, 1999 and they shall not be materially different from the unaudited financial statements for such year-end referenced to in Section 4(g) above;

            (xx) the Buyer shall have received satisfactory evidence that all options of the Shareholders to put Target Shares to IFS further to the Founders Stock Purchase Agreement dated February 3, 1999 have been cancelled;

            (xxi) the accounts payable and other such amounts owed by IFS or any of its Affiliates and comprised in Net Indebtedness shall have been paid; and

            (xxii) the Sellers shall not have done anything after the date of this Agreement which may have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target and the Subsidiary.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any country or jurisdiction (federal, state or local) or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

            (v) the Target, and the Subsidiary shall have received all material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

            (vi) the relevant parties shall have entered into an Escrow Agreement in form and substance as set forth in Exhibit A and a Registration Rights Agreement in the form of Exhibit E hereto;

            (vii) the Sellers shall have received from counsel to the Buyer an opinion in form and substance reasonably acceptable to IFS, addressed to the Sellers, and dated as of the Closing Date;

            (viii) the Escrow Agreement shall have been validly entered into by all parties thereto and the Escrow Shares shall have been deposited with the Escrow Agent;

            (ix) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers;

            (x) the Buyer shall have substituted Buyer Options for all of the outstanding employee-held Target Options in form and substance reasonably satisfactory to the Sellers;

            (xi) the Shareholder Indebtedness, the IFS Funding Amount and the Stay Bonus as at the Closing Date shall have been paid;

            (xii) the Sellers who are employees shall have received employee offer letters in form and substance set forth in Exhibit B attached hereto with the compensation arrangements set forth in the Addendum to such Exhibit;

            (xiii) the Buyer shall not have done anything after the date of this Agreement which may have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Buyer.

The Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

      8. Remedies for Breaches of This Agreement.

      (a) Survival of Representations and Warranties.

      All of the representations and warranties of the Sellers contained in
Section 4 above shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three years thereafter. All of the other representations and warranties of the Parties contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

      (b) Indemnification Provisions for Benefit of the Buyer.

            (i) In the event any of the Sellers breaches any of their representations, warranties, and covenants contained herein (other than the representations and warranties in Section 3(a) above) or any certificate, document or agreement delivered or entered into at the Closing and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to Section 11(g) below within such survival period, then each of the Sellers, proportionate to each Seller's Indemnity Share, agrees to indemnify the Buyer, the Target, their Affiliates, officers, directors, employees and agents, from and against the entirety of any Adverse Consequences they may suffer through and after the date of the claim for indemnification (including any Adverse Consequences they may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that the Sellers shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation, warranty or covenant of the Sellers contained in this Agreement until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of US$50,000 ("Buyer's Deductible") whereupon the Buyer shall be entitled to claim indemnification for the amount in excess of $50,000, provided that in no event shall the aggregate indemnification obligations of Sellers exceed US $8,500,000.

            (ii) In the event any of the Sellers breaches any of his or its representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 11(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

      (c) Indemnification Provisions for Benefit of the Sellers. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein or any certificate, document or agreement delivered or entered into at the Closing, and, if there is an applicable survival period pursuant to
Section 8(a) above, provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to Section 11(g) below within such survival period, then the Buyer agrees to indemnify each of the Sellers, their affiliates, officers, directors, employees and agents from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

      (d) Matters Involving Third Parties.

            (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall give reasonably prompt written notice and the details thereof, including copies of all relevant pleadings, documents and information and, if then known, the amount or the method of computation of the amount of such claim to the Indemnifying Party, provided, however, that the failure by the Indemnified Party to give prompt written notice shall not impair the Indemnified Party's rights hereunder except to the extent that the Indemnifying Party demonstrates that the Indemnifying Party's ability to defend has been materially prejudiced by such failure of the Indemnifying Party.

            (ii) The Indemnifying Party will notify the Indemnified Party within a period of fifteen (15) days after receipt of the written notice provided for above: (A) that the Indemnifying Party disputes its liability (or the amount thereof), to the Indemnified Party with respect to such Third Party Claim; or (B) that the Indemnifying Party does not dispute and accepts its liability to the Indemnified Party under this Section 8 with respect to such Third Party Claim, and in either case (x) that the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim (the "Defense Notice") or (y) that the Indemnifying Party does not desire to undertake such defense (the "Non-Defense Notice").

            (iii) If the Indemnifying Party provides the Indemnified Party with a Defense Notice, then the Indemnifying Party at its sole cost and expense shall defend, with counsel reasonably satisfactory to the Indemnified Party, such Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted in a reasonably diligent manner and in good faith to a final conclusion or will be settled at the discretion and sole expense of the Indemnifying Party (with the consent of the Indemnified Party which, in the case of a monetary settlement only, shall not be unreasonably withheld or delayed and, in the case of all other settlements, may be withheld in the discretion of the Indemnified Party). The Indemnified Party shall cooperate in such defense at the request of and at the sole cost and expense of the Indemnifying Party and shall furnish records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith. The Indemnified Party may, at its sole cost and expense, at any time prior to the Indemnifying Party's delivery of a Defense Notice, file any pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests. The Indemnified Party, at its expense, may at any time participate in, but not control, any defense or settlement of any Third Party Claim conducted by the Indemnifying Party pursuant to this Section 8.

            (iv) If the Indemnifying Party does not provide the Defense Notice to the Indemnified Party within the required period, gives such notice but fails to prosecute in a reasonably diligent manner and in good faith or settle the Third Party Claim, or provides a Non-Defense Notice, then the Indemnified Party may defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party. The Indemnifying Party shall, at its sole cost and expense, cooperate in such defense and shall furnish records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith. Notwithstanding the foregoing provisions of this paragraph, if the Indemnifying Party is determined not to be required to indemnify for such Third Party Claim pursuant to paragraph (v) of this Section 8(b), the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense or the Indemnifying Party's participation therein pursuant to this paragraph, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such defense.

            (v) If the Indemnifying Party provides the Defense Notice or the Non-Defense Notice to the Indemnified Party within the required notice period or if the Indemnifying Party fails to provide the notice required by paragraph (ii) (A) or (B) of this Section 8(b) within the required notice period, the Adverse Consequences to the Indemnified Party as finally determined will be conclusively deemed a liability of the Indemnifying Party under this Section 8. If the Indemnifying Party provides the notice described in paragraph (ii)(A) of this Section 8(b) to the Indemnified Party within the required notice period, then the Indemnifying Party and the Indemnified Party will proceed in good faith to resolve such dispute as quickly as possible.

      (e) Treatment of Payments. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

      (f) Exclusive Remedy. Without prejudice to Sections 10(c) and 11(n), the Parties hereto acknowledge and agree that the foregoing indemnification provisions in this Section 8 shall be the exclusive remedy of the Buyer and the Seller with respect to the Target, the Subsidiary, and the transactions contemplated by this Agreement. Each of the Sellers hereby releases each, and agrees that he, she or it will not make any claim for indemnification against any, of the Target and the Subsidiary by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise), and, without limiting the generality of the foregoing, including with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, Applicable Law, or otherwise).

      (g) Indemnification Calculations. The amount of any Adverse Consequences for which indemnification is provided under this Section 8 shall be computed net of any insurance proceeds received by the Indemnified Party in connection with such Adverse Consequences.

      9. Tax Matters.

      The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain Tax matters following the Closing Date:

      (a) Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Target and the Subsidiary for all periods ending on or prior to the Closing Date which are filed after the Closing Date other than income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Seller will include the operations of the Target and the Subsidiary.

      (b) Cooperation on Tax Matters.

            (i) The Buyer and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer and the Sellers agree, or shall cause the Target and the Subsidiary, (A) to retain all books and records with respect to Tax matters pertinent to the Target and the Subsidiary relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Target and the Subsidiary or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

            (ii) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (iii) Buyer and Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

      (c) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Target and the Subsidiary shall be terminated as of the Closing Date and, after the Closing Date, the Target and the Subsidiary shall not be bound thereby or have any liability thereunder.

      (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by Applicable Law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

      10. Termination.

      (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

            (i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

            (iii) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement);

      (b) Effect of Termination. Subject to Section 10(c) below, if any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of all the Parties hereunder shall terminate without any liability of any Party to any other Party; provided, however, that the confidentiality provisions contained in Section 5(e) above shall survive termination.

      (c) Breakup Fee. As the sole and exclusive remedy to the terminating
Party:

            (i) if the Buyer terminates this Agreement under Section 10(a)(ii) above for any reason other than the failure of any condition precedent under Section 7(a)(vi) hereof, and the Sellers could not themselves terminate this Agreement under Section 10(a)(iii) above, the Sellers in proportion to their Indemnity Share shall pay the Buyer US$1,000,000; or

            (ii) If the Sellers terminate this Agreement under Section 10(a)(iii) above for any reason other than the failure of any condition precedent under Section 7(b)(v) hereof, and the Buyer could not itself terminate this Agreement under Section 10(a)(ii) above, the Buyer shall pay the Sellers in proportion to their Indemnity Share US$1,000,000.

      Any payment required to be made pursuant to this Section 10(c) shall be made to not later than two business days after delivery to the of the relevant termination notice, and shall be made by wire transfer of immediately available funds to an account designated by terminating Party.

      11. Miscellaneous.

      (a) Nature of Certain Obligations.

            (i) The covenants of each of the Sellers in Section 2(a) above concerning the sale of his, her or its Target Shares to the Buyer and the representations, warranties and covenants of each of the Sellers in
      Section 3(a) above concerning the transaction are individual obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 8 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

            (ii) For the avoidance of doubt, the other of the representations, warranties, and covenants in this Agreement are several obligations. This means that each Seller will be responsible to the extent provided in
      Section 8 above to the extent of each Seller's Indemnity Share of such Adverse Consequences the Buyer may suffer as a result of any breach thereof.

      (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and, for purposes of Section 8(b) above, the Target, Affiliates of the Buyer and the Target, and their officers, directors, employees and agents.

      (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      (e) Counterparts. This Agreement may be executed in one or more counterparts (including separate signature pages by fax), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      IF TO THE SELLERS:                  IF TO THE BUYER:
      Sverker Lundberg                    Vincent Mifsud
      CFO                                 CFO and VP - Operations
      Telnikringen 5                      Pivotal Corporation
      SE-583 30 Linkopiny, Sweden         300-224 West Esplanade
                                          North Vancouver, BC
      COPIES TO:                          Canada  V7M 3M6

      Michael D. Dunham                   COPY TO:
      IFS North America, Inc.

      Industrial & Financial Systems AB   Jeffrey A. Peterson
      12000 West Park Place               Dorsey & Whitney LLP
      Milwaukee,  WI  53224               1300 - 666 Burrard Street
                                          Vancouver, BC
      AND                                 Canada V6C 3J8
      Eli Barak, President
      Exactium, Inc.
      5775 B. Glenridge Dr.,
      Suite 200
      Atlanta,  GA  30328

      Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

      (i) Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity of it shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules in effect on the date of this Agreement. The appointing authority shall be the British Columbia International Commercial Arbitration Centre. The place of arbitration shall be Vancouver, British Columbia, Canada. The number of arbitrators shall be one. The arbitrator shall be fully fluent in English. The arbitrator will issue findings of fact and conclusions of law to support his or her opinion. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof and enforced as any other judgment. The arbitrator shall have the power, but not the obligation, to hire an accounting firm or other professional within the financial services industry as an expert in order to assist the arbitrator in issuing findings of fact. The arbitration proceedings and all discovery shall be confidential and neither party shall release any decision rendered by the arbitrator to any third party. Discovery shall be limited to that which is directly relevant to the claim or controversy and to key documents and witnesses that are substantive and reasonably necessary to establish a party's claim or defense. Notwithstanding any of the foregoing, the Parties recognize that certain business relationships could give rise to the need for one or more of the Parties to seek emergency, provisional or summary injunctive relief. Immediately following the issuance of any such relief, the Parties agree to the stay of any judicial proceedings pending arbitration of all underlying claims between the parties.

      (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (l) Expenses. Each of the Parties, the Target, and the Subsidiary will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that none of the Target and the Subsidiary has borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

      (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied. Any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Singular words, terms and usage shall be construed to include the plural, and vice versa, as the context permits. The phrase "the Target and the Subsidiary" or variations of it shall be construed to mean any of such Persons and not merely the Target and the Subsidiary taken as a whole (unless expressly so stated). References and citations to statutes and acts are to U.S. statutes and acts, unless otherwise expressly stated. The word "foreign" means non-U.S. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

      (o) Time of Essence. With regard to all dates and time periods set forth in the Agreement, time is of the essence.

      (p) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      (q) English Language Version. Only the English language of this Agreement shall be considered the official agreement of the parties notwithstanding any translation thereof made by any party to this Agreement. In the event of conflict between this English language version of the Agreement and any translation, the English language version shall control, it being understood that the intention of the parties will be interpreted on the basis of the English version.

                                      *****

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PIVOTAL CORPORATION

By:    /s/ Norm Francis    /s/ Vince Mifsud
       ----------------    -----------------
Title: President & CEO     CFO/VP Operations
       ----------------    -----------------

INDUSTRIAL & FINANCIAL SYSTEMS AB

By:    /s/ Michael D. Dunham
       -------------------------------------
Title: Authorized Signatory
       -------------------------------------

/s/ Eli Barak
--------------------------------------------
Eli Barak

/s/ Alon Hod
--------------------------------------------
Alon Hod

/s/ Tony Topaz
--------------------------------------------
Tony Topaz

                             SCHEDULES AND EXHIBITS

Schedule 1*    Disclosure Schedule
Schedule 2*    Functional Description of eSelling 2000
Schedule 3*    Financial Statements
Schedule 4*    Lease

Exhibit A*     Form of Escrow Agreement
Exhibit B*     Form of Employment Offer Letter
Exhibit C*     Form of IFS Release
Exhibit D*     Form of Investment Letter
Exhibit E      Form of Registration Rights Agreement

----------

*   These schedules and exhibits have been omitted from this report pursuant to
    Item 601(b)(2) of Regulation S-K under the Securities Act of 1933. The registrant agrees to supplementally furnish a copy of the omitted schedule(s) to the Commission upon request.

                                    EXHIBIT E
                      FORM OF REGISTRATION RIGHTS AGREEMENT

        AGREEMENT, dated _________, 2000, is made and entered into by and between Pivotal Corporation, a British Columbia company ("Pivotal"), and each of Industrial & Financial Systems AB, a Swedish corporation, Eli Barak, Alon Hod, Tony Topaz, Noam Small, Igal Korach, John Lindahl, Avron Tal, Nir Mashkowski, Jeanne Jambor, Gerg Plesnarski and Laurie Hood (individually, a "Holder", and collectively, the "Holders"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement (as defined in the recitals below).

                                   WITNESSETH:

        WHEREAS, Pivotal has agreed to issue to the Holders common shares of Pivotal, without par value (the "Pivotal Shares"), in exchange for all of the issued and outstanding Ordinary Shares, par value NIS 0.01 per share (the "Company Shares"), of Exactium Ltd., an Israeli corporation (the "Company"), pursuant to that certain Stock Purchase Agreement, dated as of April 11, 2000 (the "Stock Purchase Agreement") by and among Pivotal and the Holders; and

        WHEREAS, the Pivotal Shares will be issued to the Holders without registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and Pivotal and the Holders desire to provide for compliance with the Securities Act and for the registration of the sale by the Holders of the Pivotal Shares upon the terms and subject to conditions set forth below.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

        Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

               "Commission" means the United States Securities and Exchange Commission and any successor federal agency having similar powers.

               The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

               "Registrable Securities" means (i) any and all of the Pivotal Shares issued in exchange for the Company Shares and (ii) any other securities issued or issuable with respect to any of the Pivotal Shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination, exchange, reorganization, recapitalization or reclassification of Pivotal's securities or pursuant to a merger, consolidation or other similar business combination transaction involving Pivotal.

               "Registration Expenses" means all expenses incurred by Pivotal in connection with the registration of the Registrable Securities, including, without limitation, all registration and filing fees (including fees and expenses associated with filings required to be made with the Nasdaq National Market), printing expenses (including expenses of printing certificates for the Pivotal Shares being registered in a form eligible for deposit with the Depository Trust Company and of printing prospectuses), fees and disbursements of counsel for Pivotal and fees and expenses of compliance with state securities or "Blue Sky" laws, Pivotal's accountants' fees and expenses, fees of transfer agents and registrars, but specifically excluding any and all fees, commission, discounts or similar payments made to any brokers or dealers in connection with the selling of any Registrable Securities and any and all fees of professional advisors of Holders.

                "Shelf Registration Statement" is defined in Section 3(a).

        Section 2. Restrictions on Transfer.

        (a) Restrictions. Each Holder agrees that such Holder will not sell, assign, transfer or otherwise dispose of (each, a "Transfer") any of the Pivotal Shares (or any interest therein) except upon the terms and conditions specified herein, and such Holder will cause any subsequent holder of such Holder's Pivotal Shares to agree to take and hold the Pivotal Shares subject to the terms and conditions of this Agreement if such Pivotal Shares are required to include a legend pursuant to Section 2(b) hereof.

        (b) Legend. Each certificate representing Pivotal Shares issued to the Holders or to any subsequent holder of such shares shall include a legend in substantially the following form; provided, however, that such legend shall not be required if (i) a Transfer is being made (a) in connection with a sale of Pivotal Shares registered under the Securities Act, (b) in connection with a sale of Pivotal Shares in compliance with Rule 144 under the Securities Act or
(c) in connection with a sale of Pivotal Shares in compliance with Rule 904 of Regulation S under the Securities Act (each, a "Public Sale"), or (ii) the opinion of counsel referred to in Section 2(d) hereof is to the further effect that neither such legend nor the restrictions on transfer in this Section 2 are required in order to ensure compliance with the Securities Act:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY,
        (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR (D) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT PRIOR TO SUCH SALE THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL OF RECOGNIZED STANDING, IN FORM AND

        SUBSTANCE REASONABLY SATISFACTORY TO IT, AS TO THE AVAILABILITY OF AN EXEMPTION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY," MAY BE OBTAINED FROM AMERICAN STOCK TRANSFER & TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO AMERICAN STOCK TRANSFER & TRUST COMPANY AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

        (c) Notices of Transfer. Prior to any proposed Transfer of any Pivotal Shares other than pursuant to an offering registered under the Securities Act, the Holder proposing to make such Transfer shall give written notice to Pivotal of such Holder's intention to effect such Transfer, which notice shall set forth the date of such proposed Transfer. Such Holder also shall furnish to Pivotal
(i) a written agreement by the proposed Transferee that it is taking and holding the same subject to the terms and conditions specified in this Agreement, except with respect to any Pivotal Shares which are being sold in a Public Sale and
(ii) except with respect to any Pivotal Shares which have been registered under the Securities Act or are being resold in reliance upon Rule 144, a written opinion of such Holder's counsel, in form reasonably satisfactory to Pivotal, to the effect that the proposed Transfer may be effected without registration under the Securities Act.

        (d) Termination of Restrictions. The restrictions set forth in this
Section 2 shall terminate and cease to be effective with respect to any of the Pivotal Shares (i) upon the sale of any such Pivotal Shares, if the Pivotal Shares in respect of which such sale occurs have been registered under the Securities Act and the sale is made pursuant to the Registration Statement, (ii) upon receipt by Pivotal of an opinion of counsel (in form and substance reasonably satisfactory to Pivotal) to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the Transfer of such Pivotal Shares, or (iii) upon the expiration of the two-year period referred to in Rule 144(k) under the Securities Act (as such Rule may be amended from time to time), if, pursuant to Rule 144(k), such Holder was not an "Affiliate" of Pivotal (as such term is defined in Rule 144(a) under the Securities Act) at the time of the sale of the Pivotal Shares and has not been an Affiliate of Pivotal during the preceding three months.

        Section 3. Registration under Securities Act; Indemnification.

        (a) Shelf-Registration.

                (i) If at any time after Pivotal becomes eligible to file a short-form resale registration statement on Form F-3 or Form S-3, Pivotal shall receive a written request therefor from the record holder or holders of an aggregate of greater than 5% of the

        Registrable Securities, Pivotal shall use commercially reasonable efforts to prepare and file as soon as practicable with the Commission (the date of such filing being hereinafter referred to as the "Filing Date"), a "shelf" registration statement on Form F-3 or Form S-3, in Pivotal's sole discretion, (or, in Pivotal's sole discretion, on any appropriate form under the Securities Act as may then be available to Pivotal which shall provide substantially similar rights) relating to the resale of the Pivotal Shares by the Holders in accordance with the methods of distribution set forth in such registration statement (which shall not include, without the consent of Pivotal (which may be granted or withheld in Pivotal's sole discretion) an underwritten offering) and Rule 415 under the Securities Act (hereafter, the "Shelf Registration Statement"), and shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. Pivotal shall give written notice to all Holders of the request by the holders of greater than 5% of the Registrable Securities pursuant to this Section 3(a)(i) within ten (10) business days of receipt of such request and shall include all Registrable Securities in the Shelf Registration Statement, which the Holders describe in a writing delivered to Pivotal within thirty (30) days after the mailing of the notice by Pivotal, subject to the terms and conditions specified in this Section 3.

                (ii) Pivotal shall be obligated to prepare, file and cause to be effective only two (2) Shelf Registration Statements, one (1) in any six
        (6) month period, pursuant to Section 3(a)(i).

                (iii) Effective Period. Pivotal agrees to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed, whichever is shorter, provided that the period for which the Shelf Registration Statement must be kept effective shall be extended by one day for every day sales of securities pursuant to the Shelf Registration Statement are suspended pursuant to Section 3(a)(iv) hereof (the "Effective Period").

                (iv) Black-out Period. Without limiting the provisions of
        Section 3(a)(ii), each holder of Registrable Securities agrees not to effect any offer or sale of Pivotal Shares pursuant to the Shelf Registration Statement, if so requested by Pivotal in connection with any proposal or plan by Pivotal to engage in any material financing or material acquisition or disposition by Pivotal or any subsidiary thereof of the capital stock or substantially all the assets of any other person (other than in the ordinary course of business), any tender offer or any merger, consolidation, corporate reorganization, strategic partnership arrangement or restructuring or other similar transaction (each, a "Business Combination") material to Pivotal and its subsidiaries taken as a whole, and each holder of greater than 5% of the Registrable Securities agrees, if so requested by Pivotal, not to effect any offer or sale of Pivotal Shares in any transaction for any period deemed reasonably necessary by Pivotal or any underwriter in connection with the offering of Pivotal common shares by Pivotal for its own account. Any period within the Effective Period during which Pivotal fails to keep the Shelf Registration Statement effective and usable for resales of Pivotal Shares, or requires pursuant to this Section 3(a)(iv) that the Holders not effect sales of Pivotal Shares pursuant to the Shelf

        Registration Statement, or otherwise, is hereafter referred to as a "Suspension Period." The Suspension Period shall not exceed sixty (60) days in any twelve (12) month period. A Suspension Period shall commence on the date set forth in a written notice by Pivotal to the Holders that the Shelf Registration Statement is no longer effective or that the prospectus included in the Shelf Registration Statement is no longer usable for resales of Pivotal Shares or, in the case of a suspension pursuant to this Section 3(a)(iv) the date specified in the notice delivered by Pivotal pursuant to this Section 3(a)(iv), and shall end on the date when each Holder of Pivotal Shares covered by the Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 3(b)(v) or is advised in writing by Pivotal that use of the prospectus or sales may be resumed. Each Holder also agrees that at any time such Holder is an employee of Pivotal, such Holder will be subject to and comply with the policies of Pivotal regarding purchases and sales of Pivotal common shares. The Holders acknowledge that such policy may be changed by Pivotal from time to time.

        (b) Piggyback Registration.

                (i) Each time Pivotal shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders (other than a registration statement on Form S-8, Form S-4 or other limited purpose form), Pivotal will give written notice of its determination to all record holders of Registrable Securities. Upon the written request of a record holder of any shares of Registrable Securities given within 30 days after the date of mailing of any such notice from Pivotal, Pivotal will, except as herein provided, cause all the Registrable Securities, the registration of which is requested to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, however, that nothing herein shall prevent Pivotal from, at any time, abandoning or delaying any registration; and provided further that Pivotal's obligation under this Section 3(b) shall be subject to Pivotal's obligations to any holder of securities which shall have registration rights which limit or forbid the inclusion of the Registrable Securities in any Registration Statement.

                (ii) If any registration pursuant to this Section 3(b) is underwritten in whole or in part, Pivotal may require that the Registrable Securities included in the registration be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of the Public Offering evidenced by a writing, the inclusion of all of the Registrable Securities originally covered by requests for registration would reduce the number of shares to be offered by Pivotal or interfere with the successful marketing of the shares offered by Pivotal, and the writing indicates the reduction in the total number of shares to be offered other than by Pivotal, the number of Registrable Securities to be included in the Offering may be reduced pro rata among the holders of all securities proposed to be included in this registration, in the proportion that the number of common shares of Pivotal held by each holder proposing to include common shares in the registration statement bears to the total number of common shares held by all such holders.

        (c) Registration Procedures. If and whenever Pivotal is required by the provisions of Sections 3(a) and 3(b) to effect the registration of shares of Registrable Securities under the Securities Act, Pivotal will use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition specified by the holders participating therein. Without limiting the foregoing, Pivotal in each such case will, as expeditiously as is commercially reasonable:

                (i) cause the registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the registration statement, or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated under the Securities Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                (ii) promptly prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection with the registration statement as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the registration statement until the earlier of such time as all such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the registration statement (which shall not include, without the consent of Pivotal (which may be granted or withheld in Pivotal's sole discretion) an underwritten offering) or a date calculated as described in Section 3(a)(iii) hereof;

                (iii) furnish to each Holder of such Registrable Securities one conformed copy of the registration statement and of each such amendment and supplement thereto (in each case including all exhibits) and one of each document incorporated by reference therein and such number of copies of the prospectus included in the registration statement (including any summary prospectus) as such Holder may reasonably request;

                (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by the registration statement under such securities or Blue Sky laws of the states of the United States as each Holder of such Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as the registration statement remains in effect (subject to the limitations in Section 3(a)), except that Pivotal shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 3(c)(iv), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                (v) immediately notify each Holder of Registrable Securities covered by the registration statement, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and (subject to Section 3(a)(iv) and Section 3(c)(ii) hereof) promptly thereafter prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each Holder of Registrable Securities registered pursuant to the registration statement agrees that such Holder will not sell any Registrable Securities pursuant to the registration statement during the time that Pivotal is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

                (vi) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

                (vii) otherwise use commercially reasonable efforts to timely file all periodic reports with the U.S. Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                (viii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the registration statement from and after a date not later than the effective date of the registration statement.

Each Holder of Registrable Securities as to which any registration is being effected shall furnish to Pivotal such information regarding such Holder and the distribution of such Registrable Securities as Pivotal may from time to time reasonably request in connection therewith, and if any holder fails to do so within a reasonable time after Pivotal requests such information, Pivotal may exclude such Holder's Registrable Securities from such registration.

        (d) Indemnification.

                (i) Indemnification by Pivotal. Pivotal shall indemnify and hold harmless each Holder (including the trustee(s) of any such Holder or any person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) of Registrable Securities whose securities are covered by the registration statement from and against any demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (individually, a "Loss" and, collectively "Losses"), joint or several, to which such Holder may become subject under the

        Securities Act or otherwise insofar as such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, final prospectus or summary prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or any document incorporated by reference in the registration statement or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Pivotal shall not be liable in any such case to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, or any such final prospectus, summary prospectus, amendment or supplement, as the case may be, in reliance upon and in conformity with written information furnished to Pivotal by a Holder specifically for use in the preparation of such registration statement; and provided further, that Pivotal shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the final prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the final prospectus and such Holder thereafter fails to deliver such final prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities covered by the registration statement to the person asserting such Losses after Pivotal had furnished such Holder with a sufficient number of copies thereof in a manner and at a time sufficient to permit delivery of the same by such Holder.

                (ii) Indemnification by the Holders. As a condition to including any Registrable Securities in the registration statement, Pivotal shall have received an undertaking reasonably satisfactory to it from each prospective Holder of such Registrable Securities, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3(d)(i) hereof) Pivotal, each director of Pivotal, each officer of Pivotal who shall sign the registration statement and each other person, if any, who controls Pivotal within the meaning of Section 15 of the Securities Act or
        Section 20 of the Exchange Act, with respect to any untrue statement in or omission from such registration statement, final prospectus or summary prospectus included in the registration statement, or any amendment or supplement to the registration statement, as the case may be, of a material fact if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Pivotal by such Holder specifically for use in the preparation of the registration statement, final prospectus, summary prospectus, amendment or supplement, as the case may be.

                (iii) Notice of Claims, etc. In the event that any of the indemnified parties under Sections 3(d)(i) or 3(d)(ii) (each, an "Indemnified Party") is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), the Indemnified Party shall give the party hereto obligated to indemnify such Indemnified Party (the "Indemnifying Party") prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Indemnified Party within 20 business days after the Indemnified Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party and reasonably acceptable to the Indemnified Parties. The Indemnified Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Indemnified Party reasonably determines that the Indemnifying Party, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties), to participate in such contest and defense and to be represented by attorneys of its or their own choosing, provided that the Indemnifying Party shall not be required to bear the fees and expenses of counsel to all Indemnified Parties in any one action or any action arising out of the same registration statement. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Indemnified Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld; provided, however, that no Indemnified Party need so consent unless it receives a complete and full release of any liability relating to said Claim.

                (iv) Contribution. If the indemnification provided for in this
        Section 3(d) is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as appropriate to reflect the relative fault of Pivotal, on the one hand, and such Holder of Registrable Securities, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent any untrue statement or omission giving rise to such indemnification obligation. Pivotal and the Holders of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this Section 3(d)(v) were determined by pro rata allocation (even if the Holders of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this Section 3(d)(v). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                (e) Registration Expenses. Pivotal shall bear all Registration Expenses.

        Section 4. Termination. The rights and obligations under this Agreement (other than under Sections 3(d) and 3(e) hereof) shall automatically terminate upon the earlier to occur of (a) the sale of all Registrable Securities by the Holders and (b) the date on which the Registrable Securities shall have been outstanding for two years. No holder shall have the right to request to include Registrable Securities in any registration statement if (a) the Registrable Securities are eligible for sale pursuant to Rule 144(k), or (b) the Registrable Securities are eligible for sale pursuant to Rule 144 and the Holder owns Registrable Securities in the amount of less than 1% of Pivotal's outstanding common shares.

        Section 5. Amendments and Waivers. This Agreement may be amended or modified and Pivotal may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Pivotal shall have obtained the written consent to such amendment, modification, action or omission to act, of the holder or holders (at such time) of a majority of the shares of Registrable Securities (and, in the case of any amendment, modification, action or omission to act which adversely affects any specific holder of Registrable Securities or a specific group of holders of Registrable Securities, the written consent of each such holder or holders of a majority of the Registrable Securities held by such group). Each holder of any Registrable Securities at the time shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

        Section 7. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Pivotal and the Holders will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Pivotal:                       with a copy to:

Pivotal Corporation                       Dorsey & Whitney LLP
300 - 224 West Esplanade                  1420 Fifth Avenue, Suite 3400
North Vancouver, British Columbia         Seattle, Washington 98101
Canada  V7M 3M6                           Attention: Christopher J. Barry
Attention:  Vince Mifsud                  Fax:  (206) 903-8820
Fax:  (604) 983-6658


Notices to the Holders:                   with a copy to:

To the addresses set                      Phillip J. Hanrahan
forth on the signature                    Foley & Lardner
page hereof                               777 E. Wisconsin Ave.
                                          Milwaukee, Wisconsin  53202

If notice is given pursuant to this Section 7 of any assignment to a permitted successor or assignee of a party hereto, the notice shall be given as set forth above to such successor or the assignee of such party.

        Section 8. Entire Agreement. This Agreement represents the entire agreement and understanding between Pivotal and the other parties to this Agreement in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or in the Stock Purchase Agreement or required by applicable law, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement and the Stock Purchase Agreement supersede all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

        Section 9. Governing Law. This Agreement has been negotiated and executed in the State of Washington and shall be governed by and construed in accordance with the internal laws of the State of Washington (other than its rules of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby).

        Section 10. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

        Section 11. Miscellaneous. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    PIVOTAL CORPORATION

                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

                                    THE HOLDERS:

                                    INDUSTRIAL & FINANCIAL SYSTEMS AB

                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

                                    Address:

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                                    Eli Barak
                                    Address:

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                                    Alon Hod
                                    Address:

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                                    Tony Topaz
                                    Address:

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                                    Noam Small
                                    Address:

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                                    Igal Korach
                                    Address:

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                                    John Lindahl
                                    Address:

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                                    Avron Tal
                                    Address:

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                                    Nir Mashkowski
                                    Address:

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

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                                    Jeanne Jambor
                                    Address:

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                                    Gerg Plesnarski
                                    Address:

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                                    Laurie Hood
                                    Address:

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                                      -14-